UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 31, 2023

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Frank W. Burr Blvd.
Teaneck, New Jersey 07666
(Address of Principal Executive Offices including Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CTSH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director

On March 31, 2023, the Board of Directors (the “Board”) of Cognizant Technology Solutions Corporation (the “Company”) increased the size of the Board to 14 directors and appointed Abraham (“Bram”) Schot to the Board, effective April 3, 2023. Mr. Schot will stand for re-election at the 2023 annual meeting of shareholders. The Board determined that Mr. Schot qualifies as an “independent director” under the rules of The Nasdaq Stock Market, LLC. Mr. Schot was selected as a director based on his significant international operational, managerial and technological expertise in the automotive industry, as summarized below.

Mr. Schot, 61, brings to Cognizant more than three decades of experience in the automotive industry, including management positions at DaimlerChrysler, Mercedes-Benz, Volkswagen Group and Audi.

From 2011 to 2020, he worked for the Volkswagen AG group of companies, including most recently as the Chairman and CEO of the Audi Group, Member of the Group Board of Volkswagen AG, Chairman Premium Car Group, Chief Commercial Officer Volkswagen Group and Vice Chairman Porsche Holding, Salzburg, Austria from 2018 to April 2020. Prior positions include his roles as a Member of the Board of the Audi Group from 2016 to 2018, Member of the Board of Volkswagen CV from 2011 to 2016, and President and CEO of Daimler/Mercedes-Benz Italia from 2006 to 2011. From 2003 to 2006 he was President & CEO of DaimlerChrysler in the Netherlands. Prior to that, Mr. Schot held a number of director and senior leadership roles within Mercedes-Benz and Daimler AG in the Netherlands.

Mr. Schot currently sits on the Board of Directors of Shell plc and Signify NV. He has also been an Associate Professor of Practice in Corporate Strategy at the SDA Bocconi School of Management in Milan, Italy, since 2021 and has held senior advisory roles with various companies, including, currently, ADS-Tec Holding since 2022, Carlyle Group since 2021 and TomTom N.V. since 2020. Mr. Schot received a Masters in Business Administration from the University of Bradford, England.

In connection with his appointment, Mr. Schot will receive compensation for serving on the Board as follows:

•A cash retainer of $18,082 (the pro-rated portion of the $100,000 annual cash retainer amount paid to all directors for service between the 2022 and 2023 annual meetings of shareholders of the Company); and

•The grant of a number of restricted stock units equal in value to $37,973, as measured by the closing price of the Company’s Class A Common Stock, par value $0.01 per share on April 3, 2023 (rounded down to the nearest whole share), with such stock grant to vest on April 3, 2024 (such grant being the pro-rated portion of the $210,000 in restricted stock units, based on fair market value on date of grant, granted to all directors for service between the 2022 and 2023 annual meetings of shareholders of the Company).

Mr. Schot will enter into the Company’s standard form of indemnification agreement for directors and officers with the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ John Kim
Name:	John Kim
Title:	Executive Vice President, General Counsel, Chief Corporate Affairs Officer and Secretary

Date: March 31, 2023